EXHIBIT 99

April 9, 2015                                     SYNERGY RESOURCES CORPORATION



SYNERGY RESOURCES REPORTS FISCAL SECOND QUARTER 2015 RESULTS


Revenues of $23.7 Million generating Net Income of $0.05 per Share; Company to Host Earnings Conference Call Today, April 9, 2015 at 12:00 p.m. ET 877-407-9122 Toll Free Dial-In, 201-493-6747 International/Local Dial-In

PLATTEVILLE, CO -- (Marketwired) -- 04/09/15 -- Synergy Resources Corporation (NYSE MKT: SYRG), a U.S. oil and gas exploration and production company focused in the Denver-Julesburg Basin, reported its fiscal second quarter results for the period ended February 28, 2015.

Second Quarter 2015 Financial Results

     o Revenues increased 3% to $23.7 million up from $23.0 million in the same quarter a year ago. The year-over-year improvement was attributed to a 98% increase in production, primarily from the new horizontal wells brought on line and production from the Bayswater acquisition that closed in December 2014. Revenue growth was offset by a 48% decrease in the realized average selling price per BOE. During fiscal Q2 2015, average selling prices were $43.51 per barrel of oil and $3.38 per mcf of gas, as compared to $86.82 and $5.93, respectively a year-ago.

     o Net income was $4.7 million or $0.05 per basic and diluted share, down from $5.2 million or $0.07 per basic and diluted share in the same year-ago period.

     o Adjusted EBITDA (a non-GAAP metric) increased 56% to $27.3 million up from $17.5 million a year ago.

     o At February 28, 2015, cash and cash equivalents totaled $218.5 million. Borrowings under the credit facility were $146.0 million with remaining liquidity of $46.0 million on a borrowing base of $192.0 million.

Second Quarter 2015 Highlights

     o Net oil and natural gas production increased to 697,069 barrels of oil equivalent (BOE), averaging 7,745 BOE per day versus 3,917, as compared to the same year- ago quarter, an average daily increase of 98%.

     o Closed on the acquisition of the Bayswater assets located in the Wattenberg Field on December 15, 2014.

     o Raised approximately $191 million in net proceeds in an equity offering at $10.75 per share that closed on February 2, 2015.


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     o    As of February  28, 2015,  we were the operator of 39 gross  producing horizontal wells in the Wattenberg Field.

     o 29 additional operated horizontal wells were awaiting completion and 11 more horizontal operated wells were in the drilling process as of February 28, 2015.

The following tables present certain per unit metrics that compare results of the corresponding quarterly reporting periods:

                                Three Months Ended
                                   February 28,
                          -------------------------------
                              2015             2014         Change
                          --------------  ---------------   --------
Production:
     Oil (Bbls)               412,469        204,622          102%
     Gas (Mcf)              1,707,598        887,494           92%
     BOE                      697,069        352,537           98%

Revenues (in thousands):
     Oil                    $  17,948       $ 17,765            1%
     Gas                        5,765          5,263           10%
                            ---------       --------
         Total              $  23,713       $ 23,028            3%
                            =========       ========

Average realized price:
      Oil                   $   43.51       $  86.82          -50%
      Gas                   $    3.38       $   5.93          -43%
      BOE                   $   34.02       $  65.32          -48%


"Bbl" refers to one stock tank barrel, or 42 U.S. gallons liquid volume in reference to crude oil or other liquid hydrocarbons. "Mcf" refers to one thousand cubic feet. A BOE (i.e. barrel of oil equivalent) combines Bbls of oil and Mcf of gas by converting each six Mcf of gas to one Bbl of oil.

The following table summarizes operating costs on a per unit basis. Additional details regarding operating costs can be found in the condensed financial statements.

Costs per BOE                        Three Months Ended February 28,
                                         2015              2014
                                         ----              ----

Lease operating expenses                $  5.29           $  5.13
Production taxes                        $  3.08           $  6.40
DDA                                     $ 22.24           $ 21.90
General and administrative              $  5.85           $  5.02
                                        -------           -------
          Total                         $ 36.46           $ 38.45
                                        =======           =======


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Monty Jennings,  CFO of Synergy  commented,  "This quarter's  financial  results reflect the benefits we are reaping from maintaining a keen eye on controlling costs as we achieved a 63% operating cash margin on revenues in the quarter, even while commodity prices were falling. Our financial EBITDA in the quarter was greater than 100% of revenues as we realized over twelve million in cash proceeds from monetizing commodity hedges that were entered into when prices for oil ranged from $80 to $95 per barrel. At the same time, we nearly doubled our production compared to the period a year ago as our shift to horizontal development has been fully implemented. We further bolstered our balance sheet during the quarter with nearly $191 million in net proceeds from our equity offering. We have also added to our human resource capital with the hiring of Brandon Lorenz as our Drilling Manager and Brant DeMuth as VP of Finance along with key people in land, environmental, and accounting, all of which positions the company well to manage its continued rapid growth."

Conference Call

The Company will hold a conference call on Thursday, April 9, 2015 at 12:00 p.m. Eastern time to discuss results for its fiscal second quarter ended February 28, 2015.

Synergy Resources co-CEO Ed Holloway, co-CEO William Scaff, Jr., CFO Monty Jennings, COO Craig Rasmuson and VP of Capital Markets and Investor Relations Jon Kruljac will host the presentation, followed by a question and answer period.

Date: Thursday, April 9, 2015
Time: 12:00 p.m. Eastern time (10:00 a.m. Mountain time)

877-407-9122 Toll Free Dial-In (US & Canada)
201-493-6747 International/Local Dial-In

The conference call will be webcast simultaneously which you can access via this link: http://syrginfo.equisolvewebcast.com/q2-2015 and via the investor section of the company's web site at www.syrginfo.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, contact Rhonda Sandquist with Synergy Resources at 970-737-1073. A replay of the call will be available after 3:00 p.m. Eastern time on the same day and until April 23, 2015.

Replay Dial-In Numbers
877-660-6853 Toll Free (US & Canada)
201-612-7415 International/Local
Replay ID#411931


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About Synergy Resources Corporation

Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado. More company news and information about Synergy Resources is available at www.syrginfo.com.

Important Cautions Regarding Forward Looking Statements

This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "believes", "expects", "anticipates", "intends", "plans", "estimates", "should", "likely" or similar expressions, indicates a forward-looking statement. These statements are subject to risk and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information. The identification in this press release of factors that may affect the company's future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the company's actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the company's exploration and development efforts; the price of oil and gas; worldwide economic situation; change in interest rates or inflation; willingness and ability of third parties to honor their contractual commitments; the company's ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the company's capital costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the company's ability to identify, finance and integrate any future acquisitions; and the volatility of the company's stock price.

About Non-GAAP Financial Measures

The company uses "adjusted EBITDA," as a non-GAAP financial measure to evaluate financial performance such as period-to-period comparisons. This Non-GAAP measure is not defined under U.S. GAAP and should be considered in addition to, not as a substitute for, indicators of financial performance reported in accordance with U.S. GAAP. The company may use non-GAAP measures that are not comparable to measures with similar titles reported by other companies. Also, in the future, the company may disclose different non-GAAP financial measures in order to help investors more meaningfully evaluate and compare the company's future results of operations to its previously reported results. The company encourages investors to review its financial statements and publicly-filed reports in their entirety and not rely on any single financial measure. The section titled "Reconciliation of Non-GAAP Financial Measures" includes a detailed description of this measure as well as a reconciliation to its most similar U.S. GAAP measure.


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Reconciliation of Non-GAAP Financial Measures

The company defines adjusted EBITDA as net income adjusted to exclude the impact of interest expense, interest income, income taxes, depreciation, depletion and amortization, stock based compensation, and the plus or minus change in fair value of derivative assets or liabilities. The company believes adjusted EBITDA is relevant because it is a measure of cash flow available to fund capital expenditures and service debt and is a metric used by some industry analysts to provide a comparison of its results with its peers. The following table presents a reconciliation of the company's non-GAAP financial measures to the nearest GAAP measure.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                            (unaudited, in thousands)

                              Three Months Ended           Six Months Ended
                           February 28,  February 28,  February 28, February 28,
 ADJUSTED EBITDA              2015           2014         2015         2014

 Net income                $ 4,652       $ 5,161         $ 25,803   $ 11,261
 Depreciation, depletion,
     and amortization       15,506         7,719           31,960     13,310
 Income tax expense          3,207         2,338           14,951      5,725
 Stock based compensation    1,136           448            1,929        867
 Change in fair value -
   derivatives               2,832         1,805          (13,876)      (831)
 Interest income               (28)          (17)             (28)       (48)
                           -------       -------         --------    -------
      Adjusted EBITDA      $27,305       $17,454         $ 60,739    $30,284
                           =======       =======         ========    =======

  Financial Statements

Condensed financial statements are included below. Additional financial information, including footnotes that are considered an integral part of the financial statements, will be included in Synergy's Edgar Filings at www.sec.gov on Form10-Q for the period ended February 28, 2015.


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                           SYNERGY RESOURCES CORPORATION
                             CONDENSED BALANCE SHEETS
                             (unaudited, in thousands)

                                                February 28,         August 31,
                                                -----------          ---------
                                                    2015                2014
                  ASSETS
Cash and short term investments                 $ 218,470            $  34,753
Other current assets                               51,093               33,487
                                                ---------            ---------
  Total current assets                            269,563               68,240
                                                ---------            ---------

Oil and gas properties and other equipment        552,511              379,400
Other assets                                        9,769                  902
                                                ---------            ---------
    Total assets                                $ 831,843            $ 448,542
                                                =========            =========
   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                             $  77,280              103,578
Revolving credit facility                         146,000               37,000
Asset retirement obligations                        7,189                4,730
Commodity derivative                                    -                  307
Deferred tax liability, net                        36,504               21,437
                                                ---------            ---------
  Total liabilities                               266,973              167,052
                                                ---------            ---------
Shareholders' equity:
  Common stock and paid-in capital                523,448              265,871
  Retained Earnings                                41,422               15,619
                                                ---------            ---------
    Total shareholders' equity                    564,870              281,490
                                                ---------            ---------
      Total liabilities and shareholders'
        equity                                  $ 831,843            $ 448,542
                                                ==========           =========


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                          SYNERGY RESOURCES CORPORATION
                        CONDENSED STATEMENTS OF OPERATIONS
            (unaudited, in thousands, except share and per share data)

                                   Three Months Ended                 Six Months Ended
                             February 28,     February 28,      February 28,       February 28,
                                2015             2014              2015               2014

Oil and gas revenues          $  23,713       $  23,028         $  66,251           $ 42,294
                              ---------       ---------         ---------           --------
Expenses:
  Lease operating expenses        3,689           1,806             6,730              3,079

  Production taxes                2,143           2,255             6,321              4,271
  Depreciation, depletion,
    and amortization             15,506           7,719            31,960             13,310

  General and administrative      4,079           1,770             8,189              4,938
                              ---------       ---------         ---------           --------
    Total expenses               25,417          13,550            53,200             25,598
                              ---------       ---------         ---------           --------
Operating income                 (1,704)          9,478            13,051             16,696
                              ---------       ---------         ---------           --------
Other income (expense):
  Commodity derivative
    realized gain (loss)         12,367            (191)           13,799               (589)
  Commodity derivative
    unrealized gain (loss)       (2,832)         (1,805)           13,876                831

  Interest income and
    expense, net                     28              17                28                 48
                              ---------       ---------         ---------           --------
    Total other income
      (expense)                   9,563          (1,979)           27,703                290
                              ---------       ---------         ---------           --------
    Income tax provision          3,207           2,338            14,951              5,725
                              ---------       ---------         ---------           --------
Net income                    $   4,652       $   5,161         $  25,803           $ 11,261
                              =========       =========         =========           ========
Net income per common share:
  Basic                       $    0.05       $    0.07         $    0.31           $   0.15
                              =========       =========         =========           ========
  Diluted                     $    0.05       $    0.07         $    0.30           $   0.15
                              =========       =========         =========           ========

Weighted average shares
  outstanding:
    Basic                    89,903,288      76,203,938        84,396,143         74,934,940
                             ==========      ==========        ==========         ==========
    Diluted                  90,636,107      77,990,416        85,145,431         76,843,593
                             ----------      ----------       -----------         ----------



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                          SYNERGY RESOURCES CORPORATION
                       CONDENSED STATEMENTS OF CASH FLOWS
                       ----------------------------------
                            (unaudited, in thousands)
                                                               Six Months Ended
                                              February 28,       February 28,
                                                 2015                2014
 Cash flows from operating activities:
   Net income                                 $  25,803           $ 11,261
                                              ---------           --------
   Adjustments to reconcile net income
     to net cash provided by operating
     activities:
       Depreciation, depletion, and
         amortization                            31,960             13,310
       Provision for deferred taxes              14,951              5,725
       Other, non-cash items                    (11,947)                36
       Changes in operating assets and
         liabilities                              4,348              3,022
                                              ---------           --------
   Total adjustments                             39,312             22,093
                                              ---------           --------
      Net cash provided by operating
         activities                              65,115             33,354
                                              ---------           --------
Cash flows from investing activities:

  Acquisition of property and equipment        (197,530)           (87,497)
  Net proceeds from sales of oil and
     gas properties                               3,696
  Net proceeds from short term investments            -             39,990
                                              ---------           --------
  Net cash used in investing activities        (193,834)           (47,507)
                                              ---------           --------
Cash flows from financing activities:
  Proceeds from exercise of warrants             15,367             29,104
                                              ---------           --------
  Net Proceeds from sale of stock               190,845
  Net Proceeds from revolving credit
    facility                                    106,700
  Other                                            (476)               (34)
                                              ---------           --------
  Net cash provided by financing
    activities                                  312,436             29,070
                                              ---------           --------
Net increase (decrease) in cash and
  equivalents                                   183,717             14,917
Cash and equivalents at beginning of
   period                                        34,753             19,463
                                              ---------           --------
Cash and equivalents at end of period           218,470             34,380
                                              ---------           --------
Short term investments                                -             20,028
                                              ---------           --------
Cash, equivalents and short term
   investments                                $ 218,470           $ 54,408
                                              =========           ========


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Investor Relations Contact:
   Jon Kruljac
   Synergy Resources Corporation
   jkruljac@syrginfo.com
   Tel (303) 840-8166

Company Contact:
   Rhonda Sandquist
   Synergy Resources Corporation
   rsandquist@syrginfo.com
   Tel (970) 737-1073


Source:  Synergy Resources Corp.




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